Exhibit 4.2

SKINMEDICA, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made as of March 31, 2005, by and among SKINMEDICA, INC., a Delaware corporation (the “Company”), and each of the persons listed on Schedule A hereto (collectively, the “Investors”).

RECITALS

A. The Company and certain of the Investors are parties to that certain Amended and Restated Investor Rights Agreement dated as of July 9, 2004 (the “Prior Rights Agreement”).

B. In connection with the purchase and sale of Series E Preferred Stock pursuant to the terms of a Series E Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Purchase Agreement”), the Company and the parties to the Prior Rights Agreement desire to amend and restate the Prior Rights Agreement in its entirety to reflect the sale of the Series E Preferred Stock.

THE PARTIES AGREE AS FOLLOWS:

SECTION 1. CERTAIN DEFINITIONS.

As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) “Common Stock” shall mean the Common Stock of the Company, par value of $0.001 per share.

(e) “Convertible Securities” shall mean the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

(f) “Form S-3” shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

(g) “Holder” shall mean any Person entering into this Agreement and any holder of outstanding Registrable Securities or an assignee or transferee of Registration rights as permitted by Section 3.8.

(h) “Initiating Holders” shall mean Holders who in the aggregate hold at least fifty percent (50%) of the Registrable Securities.

(i) “Initiating Series D Holders” shall mean Holders who in the aggregate hold at least fifty percent (50%) of the then outstanding Registrable Securities issued or issuable upon conversion of the Series D Preferred Stock.

(j) “Initiating Series E Holders” shall mean Holders who in the aggregate hold at least fifty percent (50%) of the then outstanding Registrable Securities issued or issuable upon conversion of the Series E Preferred Stock.

(k) “Material Adverse Event” shall mean an event that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Company or (b) is reasonably expected to materially adversely affect the business, properties, prospects or financial condition of the Company.

(l) “Person” shall mean an individual, a corporation, a partnership, a trust or unincorporated organization or any other entity or organization.

(m) “Qualified Public Offering” shall mean a firmly underwritten public offering of the Company’s Common Stock Registered under the Securities Act and involving gross proceeds to the Company of at least Forty Million Dollars ($40,000,000) (prior to deduction for underwriters’ discounts and other expenses relating to such public offering, including, without limitation, fees of the Company’s counsel).

(n) The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.

(o) “Registrable Securities” shall mean (i) all Common Stock not previously sold to the public issued or issuable upon conversion of any of the Convertible Securities purchased by or issued to the Investors, (ii) all shares of Common Stock owned by the Investors, (iii) any shares of Common Stock issued or issuable upon conversion of any Convertible Securities granted registration rights pursuant to Section 3.7 of this Agreement and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Stock.

(p) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.1 or 3.2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and fees and disbursements of not more than one (1) special counsel for the Holders (if different from the Company) not to exceed twenty-five thousand dollars ($25,000), blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

(q) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(r) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

(s) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. COVENANTS OF THE COMPANY

2.1 Financial Statements and Reports to Stockholders; Budget.

The Company shall deliver to each Investor:

(a) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, stockholders’ equity and cash flows for such year, which year-end financial reports and all notes thereto shall be prepared in accordance with U.S. generally accepted accounting principles, and be in reasonable detail and shall be accompanied by the opinion of independent public accountants of recognized standing selected by the Company.

(b) For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least two hundred fifty thousand (250,000) shares of Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like), as soon as practicable after the end of each fiscal quarter of the Company, and in any event within forty-five (45) days thereafter, unaudited financial statements of the Company on a quarterly basis prepared in accordance with U.S. generally accepted accounting principles and fairly reflecting the fiscal affairs of the Company to the date thereof (with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made).

(c) For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least two hundred fifty thousand (250,000) shares of Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like), as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each such month and consolidated statements of income and cash flow for such month and for the current fiscal year to date, in each case prepared in accordance with U.S. generally accepted accounting principles and fairly reflecting the fiscal affairs of the Company to the date thereof (with the exception that (i) no notes need be attached to such statements and (ii) year-end audit adjustments may not have been made).

(d) For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least two hundred fifty thousand (250,000) shares of Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like) within sixty (60) days prior to the end of each fiscal year, an operating budget and plan respecting the next fiscal year; which shall include quarterly management projections for such fiscal year.

(e) Contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock.

2.2 Inspection.

For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least two hundred fifty thousand (250,000) shares of Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like), the Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by each such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 with respect to a competitor of the Company or with respect to any information which it reasonably considers to be a trade secret or confidential information. The rights of an Investor under this Section 2.2 may not be assigned as part of such Investor’s sale of any of the Registrable Securities or Convertible Securities except with the consent of the Company, which consent shall not be unreasonably withheld; provided that the consent of the Company shall not be required with respect to an assignment of such rights to one or more Affiliates of an Investor.

2.3 Confidentiality.

Each Investor agrees and will cause any representative of the Investor to hold in confidence and trust and not use or disclose any confidential, non-public information provided to or learned by it in connection with its rights under this Section 2, except that such Investor may disclose such information to any general partner, limited partner, member, subsidiary or parent (and their respective representatives and advisors) of such Investor for the purpose of evaluating its investment in the Company as long as such Investor uses its commercially reasonable efforts to ensure that such general partner, limited partner, member, subsidiary or parent holds such information in confidence and trust and will not use or disclose any information provided to or learned by it except as required by law. Notwithstanding the foregoing, however, the obligation of each Investor to hold information confidential as provided herein or any other document or agreement relating thereto shall not prohibit such Investor from disclosing such information: (i) to its board of directors, investment advisers, attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that such persons agree to hold such information confidential as provided herein and in such provisions (as modified by this paragraph); (ii) to any prospective purchaser of any shares of the Company owned by such Investor as long as such prospective purchaser agrees in writing to be bound by the confidentiality provisions as provided herein or in such provisions (as modified by this paragraph); (iii) to such Investor’s investment advisor or any investment companies managed by such Investors’s investment advisor, provided that such persons agree to hold such information confidential as provided herein or in such provisions (as modified by this paragraph); or (iv) as required by applicable law or regulation, regulatory body, stock exchange, court or administrative order, or any listing or trading agreement concerning such Investor or the Company. Furthermore, nothing in this Section 2.3 shall restrict any Investor’s ability to disclose the existence or nature of its relationship with the Company, the nature or amount of its investment in securities of the Company or to provide its affiliates with quarterly, annual or other reports and such other information about the Company prepared by such Investor in the ordinary course of its business, provided that said Investor takes commercially reasonable measures to ensure that any such affiliates protect the confidential nature of such confidential information.

2.4 Proprietary Information and Inventions Agreements.

The Company agrees to require (i) each employee and officer of the Company to execute a non-competition, proprietary information and inventions agreement (in a form reasonably acceptable to the Company and the Investors), (ii) each vice president of the Company to enter into an employment agreement and (iii) each consultant and advisor of the Company to execute an agreement that provides for confidential treatment of the Company’s proprietary information as a condition of employment or continued employment or engagement, as the case may be, unless otherwise approved by the board of directors of the Company.

2.5 Vesting.

Unless otherwise approved by the Board, the Company agrees that all Common Stock held by or issued to employees, consultants, advisors, directors and officers (i) shall be subject to a repurchase option which provides that upon termination of such individual’s employment or consulting relationship or directorship with the Company, with or without cause, the Company has the option to repurchase at cost any unvested shares held by the individual, which repurchase option shall lapse as follows: (a) twenty-five percent (25%) of such shares shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) seventy-five percent (75%) of such shares shall vest monthly over the remaining three (3) years, and (ii) shall be issued subject to the condition that the holder thereof make timely elections under Section 83(b) of the Internal Revenue Code. Unless otherwise approved by the Board, the Company also agrees that all stock options issued to employees, consultants, advisors, directors and officers in the future shall vest no more quickly than as follows: (a) twenty-five percent (25%) of such shares at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) seventy-five percent (75%) of such shares monthly over the remaining three (3) years; and shall provide that any unvested options shall be forfeited upon termination of the holder, with or without cause.

2.6	Restriction on Sales by Employees.

The Company and Holders agree that, until the time of a Qualified Public Offering, first, the Company, and second, the Investors will have a right of first refusal on all transfers of Common Stock by employees of the Company who received options to purchase such Common Stock after February 27, 2004, subject to transfers to family members or trusts for the benefit of family members and other limited exceptions as determined by the Board. The Company agrees to include appropriate language to this effect in its Bylaws or in all employment agreements, stock option and/or restricted stock grants, or other similar agreements with employees after February 27, 2004.

2.7 Qualified Small Business.

The Company covenants that so long as any of the shares of Preferred Stock, or the Common Stock into which such shares are converted, are held by a Holder in whose hands such shares of Common Stock are eligible to qualify as “qualified small business stock” as defined in Section 1202(c) of the of the Internal Revenue Code of 1986, as amended (the “Code”) (“Qualified Small Business Stock”), it will (i) comply with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock and (ii) execute and deliver to each Holder, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Preferred Stock, or the Common Stock into which such shares are converted, to qualify as Qualified Small Business Stock.

2.8 Board Meeting; Compensation of Directors.

The Company hereby covenants that so long as the holders of the Preferred Stock are entitled to appoint any members of the Board of Directors pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board shall not meet less frequently than quarterly. All non-employee directors will be compensated by the Company identically, and out-of-pocket and travel expenses of the directors incurred in attending Board meetings (or meetings of committees thereof) or in connection with the performance of their duties as directors shall be paid or reimbursed promptly by the Company.

2.9 Termination of Covenants.

The covenants of the Company set forth in this Section 2 shall be terminated and be of no further force or effect upon the earlier of (a) the effective date of the Company’s Registration Statement filed in connection with the Company’s first Qualified Public Offering and (b) the date when no shares of Registrable Securities or Convertible Securities shall be outstanding.

SECTION 3. REGISTRATION RIGHTS

3.1 Demand Registration.

3.1.1 Request for Registration on Form other than Form S-3.

Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders at any time after six (6) months after the effective date of the Company’s initial Registered public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration (including a shelf Registration pursuant to Rule 415 of the Securities Act) with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of at least twenty percent (20%) of the then outstanding Registrable Securities (or twenty percent (20%) of the then outstanding Registrable Securities issued or issuable upon conversion of the Series D Preferred Stock in the case of a written request by the Initiating Series D Holders or twenty percent (20%) of the then outstanding

Registrable Securities issued or issuable upon conversion of the Series E Preferred Stock in the case of a written request by the Initiating Series E Holders), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, use its reasonable best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company.

The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 3.1.1:

(i) after the Company has effected two (2) such Registrations pursuant to this Section 3.1.1 and such Registrations have been declared effective; provided, however, that the Initiating Series D Holders and the Initiating Series E Holders shall each be entitled to request two (2) such Registrations pursuant to this Section 3.1.1 in addition to any such Registrations requested by the Initiating Holders;

(ii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to any public offering of the Company’s securities, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective as soon as practicable after such one hundred eighty (180) day period;

(iii) if within thirty (30) days of receipt of a written request from the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders pursuant to Section 3.1.1, the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement, within ninety (90) days of receipt of such written request; or

(iv) if the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3.1.3 below.

3.1.2 Right of Deferral of Registration on Form other Than Form S-3.

If the Company shall furnish to all such Holders who joined in the request pursuant to Section 3.1.1 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board (which conclusion shall be evidenced by a Board resolution), it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 3.1.1, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period. In connection with the foregoing right, if exercised, the Company shall use commercially reasonable efforts to not disclose any information to any holder of Registrable Securities included in a registration statement that is subject to such postponement or withdrawal which could reasonably likely be deemed to be material non-public information with respect to the Company.

3.1.3 Request for Registration on Form S-3.

Subject to the terms of this Agreement, in the event that the Company receives from one or more Holders of at least twenty-five percent (25%) of Registrable Securities, a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) (including a shelf Registration pursuant to Rule 415 of the Securities Act) at a time when the Company is eligible to Register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities which such Holders in their good faith discretion determine would have an anticipated offering price of at least One Million Dollars ($1,000,000), the Company will promptly give written notice of the proposed Registration to all the Holders and will as soon as practicable use its best efforts to effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within thirty (30) days after written notice from the Company of the proposed Registration. There shall be no limit to the number of occasions on which the Company shall be obligated to effect Registration under this Section 3.1.3, but the Company shall not be required to effect more than two (2) such Registrations in any twelve (12)-month period. Notwithstanding the foregoing, the Company shall not be obligated to effect any Registration pursuant to this Section 3.1.3:

(i) if Form S-3 (or a successor form to Form S-3) is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000);

(iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 3.1.3, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days of receipt of such written request, other than pursuant to a Special Registration Statement; or

(iv) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 3.1.3, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period. In connection with the foregoing right, if exercised, the Company shall use commercially reasonable efforts to not disclose any information to any holder of Registrable Securities included in a registration statement that is subject to such postponement or withdrawal which could reasonably likely be deemed to be material non-public information with respect to the Company.

3.1.4 Registration of Other Securities in Demand Registration.

Any Registration Statement filed pursuant to the request of the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders under this Section 3 may, subject to the provisions of Section 3.1.5, include securities of the Company other than Registrable Securities.

3.1.5 Underwriting in Demand Registration.

a. Notice of Underwriting.

If the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company, as a part of their request made pursuant to Section 3.1.1, and the Company shall include such information in the written notice referred to in Section 3.1.1 or 3.1.3. The right of any Holder to Registration pursuant to Section 3 shall be conditioned upon such Holder’s agreement to participate in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting.

b. Inclusion of other Holders in Demand Registration.

If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities issued by the Company other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders in their sole discretion and after consultation with other participating Holders, to the extent they deem advisable and consistent with the goals of such Registration, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 3.1.

c. Selection of Underwriter in Demand Registration.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being Registered by the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders and agreed to by the Company. In no event shall any Holder be required to provide any representations or warranties regarding the Company and/or its business and/or any Person other than such Holder and its Affiliates, which shall not include the Company or any other Holder that may be deemed to be an Affiliate solely by virtue of such Holder’s interest in the Company.

d. Marketing Limitation in Demand Registration.

In the event the Underwriter’s Representative advises the Initiating Holders, the Initiating Series D Holders or the Series E Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first the securities other than Registrable Securities and (ii) next the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders, the Initiating Series D Holders or the Series E Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.1.5(d) shall be included in such Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter’s Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. To the extent more than twenty-five percent (25%) of the Registrable Securities so requested to be registered by the Holders participating in the registration in question are excluded from an offering under this Section 3.1.5(d) (a “Reload Event”), then the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders, as the case may be, shall have the right to one additional demand registration under Section 3.1 upon the occurrence of each Reload Event.

e. Right of Withdrawal in Demand Registration.

If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders, the Initiating Series D Holders or the Initiating Series E Holders delivered at least seven (7) business days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

3.1.6 Blue Sky in Demand Registration.

In the event of any Registration pursuant to Section 3.1, the Company will exercise its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) at the expense of the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

3.2 Piggyback Registration.

3.2.1 Notice of Piggyback Registration and Inclusion of Registrable Securities.

Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand Registration rights) on a form that would permit or otherwise be suitable for a Registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within fifteen (15) days after delivery of such written notice from the Company.

3.2.2 Underwriting in Piggyback Registration.

a. Notice of Underwriting in Piggyback Registration.

If the Registration of which the Company gives notice pursuant to Section 3.2.1 is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder’s Registrable Securities in such underwriting to the extent provided in this Section 3. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter’s Representative for such offering. In no event shall any Holder be required to provide any representations or warranties regarding the Company and/or its business and/or any Person other than such Holder and its Affiliates, which shall not include the Company or any other Holder that may be deemed to be an Affiliate solely by virtue of such Holder’s interest in the Company. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.2.

b. Marketing Limitation in Piggyback Registration.

Notwithstanding any other provision of this Section 3, in the event the Underwriter’s Representative advises (i) the Company in the case of the Company’s initial Registered public offering or (ii) the Holders seeking Registration of Registrable Securities pursuant to Section 3.2 in the case of any subsequent Registered public offering, in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 3.2.2(c)) may in its sole discretion:

i. in the case of the Company’s initial Registered public offering, exclude some or all Registrable Securities from such Registration and underwriting; and

ii. in the case of any subsequent Registered public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than thirty percent (30%) of the securities included in such Registration (based on aggregate market values).

c. Allocation of Shares in Piggyback Registration.

In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 3.2.2(b), the number of shares to be included in such Registration shall be allocated (subject to Section 3.2.2(b)) in the following manner: The number of shares, if any, that may be included in the Registration and underwriting by selling stockholders shall first be allocated among all the requesting Holders pro rata according to the respective amounts of Registrable Securities entitled to be included in such offering by such requesting Holders and then among all other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.2.2(c) shall be included in the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter’s Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

d. Withdrawal in Piggyback Registration.

If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) business days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

3.2.3 Blue Sky in Piggyback Registration.

In the event of any Registration of Registrable Securities pursuant to Section 3.2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

3.3 Expenses of Registration.

All Registration Expenses incurred in connection with all Registrations pursuant to Section 3.1.1, all Registrations pursuant to Section 3.1.3 and all Registrations pursuant to Section 3.2 shall be borne by the Company. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 3.1 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand Registration pursuant to Section 3.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event either (i) not known to the Holders at the time of their request or (ii) not made known to the Holders within fifteen (15) days after their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.1. All Selling Expenses shall be borne by the respective holders of the securities Registered pro rata on the basis of the number of shares registered.

3.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will:

(i) Keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (a) use its best efforts to keep such Registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request. With respect to clause (a) of the preceding sentence, the Company may at any time upon written notice to the participating Holders (which notice shall include a Board resolution authorizing the issuance of such notice) and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”) delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. In the event that the Company shall exercise its rights hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities proposed to be sold by the Holders in the applicable Registration, which consent shall not be unreasonably withheld. If so directed by the Company, the Holders shall use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for a period of up to one hundred twenty (120) days;

(iii) Promptly notify each Holder of Registrable Securities covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the Commission, and furnish without charge to the appropriate Holders and managing underwriters, if any, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders and any underwriters may reasonably request;

(v) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions except as may be required by law;

(vi) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vii) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(viii) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

(ix) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the registered independent certified public accountants of the Company, in form and substance as is customarily given by registered independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then applicable standards of professional conduct permit said letter to be addressed to the Holders).

3.5 Information Furnished by Holder.

It shall be a condition precedent of the Company’s obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

3.6 Indemnification.

3.6.1 Company’s Indemnification of Holders.

To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or Exchange Act or state or federal law applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 3.6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

3.6.2 Holder’s Indemnification of Company.

To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers that has signed the registration statement, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or Exchange Act or state or federal law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that each Holder’s liability under this Section 3.6.2 shall be several, and not joint with other Holders, and shall not exceed such Holder’s net proceeds from the offering of securities made in connection with such Registration.

3.6.3 Indemnification Procedure.

Promptly after receipt by an indemnified party under this Section 3.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 3.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the indemnifying party and the indemnified party in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 3.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so materially prejudiced, of any liability to the indemnified party under this Section 3.6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 3.6.

3.6.4 Contribution.

If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Subsection 3.6 exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

3.6.5 Underwriting Agreement.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

3.6.6 Survival.

The obligations of the Company and Holders under this Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise. No indemnifying party, in defense of any claim of litigation set forth under this Section 3.6, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.7 Limitations on Registration Rights Granted to Other Securities.

From and after the date hereof, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any information or Registration rights, except that, with the consent of the Holders of sixty-seven (67%) of the Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

3.8 Transfer of Rights.

The rights to information under Section 2 and the right to cause the Company to Register securities granted by the Company to the Investors under Sections 3.1 and 3.2 may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring at least five hundred thousand (500,000) shares of such Holder’s Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like); provided, however, that (i) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned, and (ii) with respect to the rights to information and inspection under Section 2, the transferee or assignee of such rights must not be a person deemed by the Board, in its best judgment (which conclusion shall be evidenced by a Board resolution), to be, or have a material beneficiary interest in, an operational company that is a direct competitor of the Company. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, (a) any Holder which is a partnership may transfer such Holder’s rights to such Holder’s constituent partners, retired partners (including spouses, ancestors, lineal descendants and siblings of such partners or spouses who acquire Convertible Securities or Registrable Securities by gift, will or intestate succession) or their respective Affiliates, (b) any Holder which is a natural person may transfer such Holder’s rights to any immediate family member or to any trust created for the benefit of such Holder or his or her immediate family members, and (c) any Holder may transfer such Holder’s rights to an Affiliate, subject in each case to such transferee’s agreeing to be bound by the rights and restrictions of this Agreement. The rights under Sections 4 and 5 may be assigned by an Investor only as provided in such Sections.

3.9 Market Stand-off.

If requested in writing by the underwriters for the initial public offering of the Company’s Common Stock, each holder of Registrable Securities who is a party to this Agreement shall agree not to sell publicly any shares of Registrable Securities or any other securities of the Company (other than shares of Registrable Securities or other securities of the Company being registered in such offering), without the consent of such underwriters, for a period of not more than one hundred eighty (180 days) following the effective date of the registration statement relating to such offering; provided, however, that the Company shall use commercially reasonable efforts to convince such managing underwriters to allow for alternative means of liquidity for the holders if, in the opinion of such managing underwriters, such liquidity can be provided without an adverse impact on such initial public offering; and, provided, further, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this section. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company, or the Company’s underwriters, which are consistent with the foregoing, or which are reasonably necessary to give further effect thereto. Neither the Company nor the underwriter shall amend, modify, waive or terminate a “lock up” agreement with one Holder unless each “lock up” agreement with all other Holders is also amended, modified or waived in a similar manner or terminated, as the case may be.

3.10 Sale of Preferred Stock to Underwriter.

Notwithstanding any provision in this Agreement to the contrary, in lieu of converting any Convertible Securities prior to the filing of any Registration Statement filed pursuant to this Agreement, the holder of such Convertible Securities may sell such Convertible Securities to the underwriters of the offering being Registered upon the undertaking of such underwriters to convert the Convertible Securities on or prior to the closing date of the offering. If and when the Convertible Securities are converted in accordance with their applicable terms and conditions, the Company agrees to cause the Common Stock issuable on the conversion of the Convertible Securities to be issued within such time period as will permit the underwriters to make and complete the distribution contemplated by the underwriting.

3.11 Rule 144 Requirements.

Immediately after the date on which a Registration Statement filed by the Company under the Securities Act becomes effective, the Company shall undertake to make publicly available, and available to the Holders of Registrable Securities, such information as is necessary to enable the holders of Registrable Securities to make sales of Registrable Securities pursuant to Rule 144 of the Commission under the Securities Act. The Company shall furnish to any holder of Registrable Securities, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

3.12 Termination of Company Agreements.

The Registration rights set forth in Sections 3.1 and 3.2 shall terminate as to any Holder, at any time following the effective date of the Company’s first Qualified Public Offering, when such Holder is entitled to sell all of such Investor’s Registrable Securities pursuant to Rule 144 (including Rule 144(k)) of the Commission under the Securities Act.

SECTION 4. RIGHT OF FIRST REFUSAL

4.1 Right of First Refusal.

The Company hereby grants to each Investor the right of first refusal to purchase such Investor’s pro rata share of New Securities (as defined in Section 4.2) which the Company may from time to time propose to sell and issue (the “Right of First Refusal”). For purposes of this Agreement, an Investor’s pro rata share (the “Pro Rata Share”) shall be equal to that number or amount of New Securities to be sold multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock deemed to be owned by such Investor assuming the conversion of all Convertible Securities and the exercise of all options and warrants owned by such Investor and the denominator of which shall be the total number of shares of the Company’s Common Stock deemed to be outstanding assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants. Notwithstanding the foregoing, any Investor may, at the time it accepts the Company’s offer, subscribe to purchase any or all of the securities offered (“Oversubscription Securities”) which may be available as a result of the rejection, or partial rejection, of the offer by other Investors. All such Oversubscription Securities shall be allocated on a pro rata basis among those Investors subscribing to purchase them. Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. The Right of First Refusal shall be subject to the following provisions:

4.2 Definition of New Securities.

“New Securities” shall mean any shares of Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase such shares of Common Stock or Preferred Stock, and all other securities having equity features, such as convertible notes or notes issued in conjunction with options or warrants; provided that “New Securities” shall not include:

(i) securities issued upon the conversion of any shares of the Preferred Stock;

(ii) securities issued to the Company’s employees or officers or directors or outside consultants or contractors pursuant to a plan, agreement or arrangement duly approved by the Board;

(iii) securities issued or issuable pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof;

(iv) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board;

(v) securities issued to effect any stock split, stock dividend or recapitalization of the Company;

(vi) securities issued in connection with any borrowings, direct or indirect, from financial institutions or other persons by the Company, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board;

(vii) securities issued in connection with the acquisition of all or a substantial portion of the assets or the business of another entity by the Company provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board;

(viii) securities issued in connection with a corporate partnering transaction, strategic alliance, technology acquisition or transfer, or similar transaction, provided such issuance is pursuant to an agreement or arrangement duly approved by the Board; and

(ix) securities issued pursuant to a Qualified Public Offering.

For the purposes of this Section 4.2 “securities” shall mean any shares of Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase such shares of Common Stock or Preferred Stock, and all other securities having equity features, such as convertible notes or notes issued in conjunction with options or warrants.

4.3 Notices.

In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice (the “Notice”) of its intention, describing the type of New Securities, the price, and the principal terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the delivery of the Notice to agree to purchase up to the Investor’s Pro Rata Share plus any Oversubscription Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities and Oversubscription Securities to be purchased.

4.4 Failure to Exercise Right.

In the event an Investor does not elect to purchase all of such Investor’s Pro Rata Share of the New Securities pursuant to Section 4.1 and such New Securities are not purchased by other Investors, the Company shall have ninety (90) days after the last date on which any Investor’s right to purchase lapsed to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities respecting which such Investor’s option was not exercised, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Company has not sold the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investors in the manner provided in this Section 4.

4.5 Rights of Affiliated Investors.

For the purposes of this Section 4, Investors who are Affiliates of one or more other Investors shall, at the election of an Investor and one or more such Affiliates, be treated as a group (an “Investor Group”). Members of an Investor Group shall have the right to reallocate the rights granted by this Section 4 among themselves as they determine.

4.6 Assignment.

The Right of First Refusal set forth in this Section 4 may not be assigned or transferred, except that each Investor shall have the right to assign its right to purchase securities under this Section 4 to any Affiliate of such Investor; provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such transfer, to be bound by all the provisions of Sections 3.9, 5 and 6 of this Agreement.

4.7 Termination.

The Right of First Refusal granted under this Section 4 shall terminate on and be of no further force or effect upon the effective date of the Company’s registration statement filed in connection with the Company’s first Qualified Public Offering .

SECTION 5. TRANSFERS OF SECURITIES BY INVESTORS.

5.1 Notices.

If any Investor (the “Transferor”) proposes to sell, assign, hypothecate or otherwise transfer (a “Transfer”) any securities of the Company owned by such Investor from and after the date of this Agreement, other than pursuant to the provisions of Section 5.6 of this Agreement, the Transferor shall first give each of the other Investors the right to purchase such securities by delivering to them a written offer which shall state the price and other terms and conditions of the proposed Transfer. If the Transferor proposes to Transfer the securities for consideration other than solely cash and/or promissory notes, the offer to the Investors shall, to the extent of such consideration, permit each Investor to pay in lieu thereof, cash equal to the fair market value of such consideration, and the offer shall state the estimate of such fair market value as determined by the Board. The Transferor shall fix the period of the offer which shall be a minimum of thirty (30) days or such longer period as is necessary to determine the fair market value of the consideration referred to in the preceding sentence.

5.2 Acceptance of Offer.

An Investor may accept an offer (“Purchasing Investor”) only by giving written notice to the Transferor before the offer expires that such Purchasing Investor has accepted the offer to purchase some or all of the securities offered (the “Accepted Securities”); provided, however, that the maximum number or amount of securities a Purchasing Investor shall be entitled to purchase shall be equal to that number or amount of securities to be transferred multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issued or issuable upon conversion of the Convertible Securities (the “Conversion Shares”) held or deemed to be held by such Purchasing Investor and assuming the exercise of all outstanding warrants and options held by such Purchasing Investor and the denominator of which shall be the aggregate number of Conversion Shares held by all Investors and assuming the exercise of all outstanding warrants and options by such Investors, but excluding the Transferor’s Conversion Shares. Notwithstanding the foregoing, any Purchasing Investor may, at the time it accepts the offer, subscribe to purchase any or all securities offered which may be available as a result of the rejection, or partial rejection, of the offer by other Investors, which securities shall be allocated on a pro rata basis among those Purchasing Investors subscribing to purchase them.

5.3 Allocation of Securities and Payment.

Promptly following the expiration of an offer, the Transferor shall allocate the securities subscribed for among the Purchasing Investors accepting or partially accepting the offer, pro rata, based upon their respective holdings as aforesaid, and shall by written notice (the “Acceptance Notice”) advise all Purchasing Investors of the number or amount of securities allocated to each of the Purchasing Investors. Within fifteen (15) days following receipt of the Acceptance Notice, each of the Purchasing Investors shall deliver to the Transferor payment in full for the Accepted Shares purchased by it against delivery by the Transferor to each Purchasing Investor of a certificate or certificates evidencing the Accepted Securities purchased by it.

5.4 Failure to Exercise.

To the extent an offer pursuant to Section 5.1 is not accepted by the other Investors, the Transferor may, for a period of ninety (90) days thereafter, transfer the unaccepted securities, or any of them, at or above the price, and upon the other terms and conditions specified in such offer, to any Person or Persons; provided that such Person or Persons agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.

5.5 Assignment.

The right of first refusal set forth in this Section 5 may not be assigned or transferred, except that each Investor shall have the right to assign its rights to purchase such securities under this Section 5 to any Affiliate of such Investor; provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such assignment, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.

5.6 Permitted Transfers.

(a) Notwithstanding anything to the contrary contained herein, any Investor which is a partnership may transfer, without first offering any securities of the Company to any other Investor, all or any of its securities to any of its Affiliates or successor funds or to a partner or retired partner of such partnership or to the estate of any such partner or transfer by will or intestate succession to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse; provided such transferee agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.

(b) Notwithstanding anything to the contrary contained herein, any Investor which is a corporation may Transfer, without first offering any securities of the Company to any other Investor, all or any of its securities to any of its Affiliates, provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.

(c) Notwithstanding anything to the contrary contained herein, any Investor who is an individual may Transfer, without first offering any securities of the Company to any other Investor, all or any of his securities to his spouse or his or his spouse’s siblings, lineal descendants or ancestors or any entity that is an Affiliate of such Investor; provided such transferee agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.

5.7 Termination.

The right of first refusal granted under this Section 5 shall expire upon the effective date of the Company’s registration statement filed in connection with the Company’s first Qualified Public Offering and shall not be applicable to any shares sold pursuant thereto.

SECTION 6. MISCELLANEOUS.

6.1 Entire Agreement; Successors and Assigns.

This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company, the Investors and the Holders concerning Registration rights, including the Prior Rights Agreement, is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

6.2 Aggregation of Stock.

All Convertible Securities and Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.3 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA BY CALIFORNIA RESIDENTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

6.4 Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Headings.

The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

6.6 Notices.

Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by registered or certified mail (or airmail, if notice shall be sent outside the United States), postage prepaid, or two (2) days after delivery to a nationally known air courier company, addressed (i) if to the Company, to the Company’s address as set forth below the Company’s name on the signature page of this Agreement and (ii) if to an Investor, to such Investor’s address as set forth on the signature page of this Agreement, or at such other address as the Company or such Investor may designate by ten (10) days, advance written notice to the other parties hereto. Any notice sent outside the United States shall also be telexed or telecopied.

6.7 Amendment of Agreement; Waivers.

Subject to Section 3.7, any provision of this Agreement may be amended or waived by a written instrument signed by the Company and by Persons holding at least sixty-seven percent (67%) of the Registrable Securities; provided, however, that no amendment or waiver shall be made in a manner that adversely impacts one Investor in a manner different than all other Investors without the consent of such Investor. Notwithstanding the foregoing, any amendment or waiver effected in accordance with Section 3.7 or this Section 6.7 shall be binding upon the Company and all Holders and each of their respective successors and assigns.

6.8 Amendment and Termination of Prior Rights Agreement.

The Prior Rights Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the

Company and Persons holding at least sixty-seven percent (67%) of the “Registrable Securities” under the Prior Rights Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Rights Agreement (including, without limitation, the rights of first refusal set forth in Section 4 of the Prior Rights Agreement) are hereby waived, released and terminated in their entirety and shall have no further force and effect (including, without limitation, with respect to the Series E Preferred Stock issued pursuant to the Purchase Agreement and the shares issued upon conversion or exercise thereof).

6.9 Additional Investors.

Notwithstanding anything to the contrary contained herein, if the Company shall issue additional Series E Preferred Stock pursuant to the terms of the Purchase Agreement or another transaction approved by the Board that is in compliance with Section 4 hereof, any purchaser of such securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder. In addition, Exhibit A hereto shall be amended to reflect any such additional sales of securities.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

SKINMEDICA, INC.

By:	/s/ Rex Bright
Rex Bright,
President and Chief Executive Officer

	Address:	5909 Sea Lion Place, Suite H
Carlsbad, CA 92008
Attn: President & CEO
Fax No.: (760) 448-3601

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EUCLIDSR PARTNERS, L.P.

By:		EUCLIDSR Associates, L.P.
its general partner

By:		/s/ Graham D.S. Anderson
Graham D.S. Anderson
General Partner

	Address:	45 Rockefeller Plaza
Suite 3240
New York, NY 10020
Fax No.: (212) 218-6877

EUCLIDSR BIOTECHNOLOGY PARTNERS L.P.

By:		EUCLIDSR Biotechnology Associates, L.P.
its general partner

By:		/s/ Graham D.S. Anderson
Graham D.S. Anderson
General Partner

	Address:	45 Rockefeller Plaza
Suite 3240
New York, NY 10020
Fax No.: (212) 218-6877

With a copy to:

Ropes & Gray LLP
45 Rockefeller Plaza
New York, NY 10111
Fax No.: (212) 841-5725
Attn: Kristopher Brown, Esq.

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

APAX EXCELSIOR VI, L.P.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner

By:	Apax Managers, Inc.
Its General Partner

By:	/s/ Illegible
Name:
Title: Vice President

Address:
445 Park Avenue
New York, NY 10022
Fax No.: (212) 319-6155

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS

APAX EXCELSIOR VI-A C.V.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner

By:	Apax Managers, Inc.
Its General Partner

By:	/s/ Illegible
Name:
Title: Vice President

Address:
445 Park Avenue
New York, NY 10022
Fax No.: (212) 319-6155

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

APAX EXCELSIOR VI-B C.V.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner

By:	Apax Managers, Inc.
Its General Partner

By:	/s/ Illegible
Name:
Title: Vice President

Address:
445 Park Avenue
New York, NY 10022
Fax No.: (212) 319-6155

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

PATRICOFF PRIVATE INVESTMENT
CLUB III, L.P.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner

By:	Apax Managers, Inc.
Its General Partner

By:	/s/ Illegible
Name:
Title: Vice President

Address:
445 Park Avenue
New York, NY 10022
Fax No.: (212) 319-6155

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

DOMAIN PARTNERS V, L.P.

By:	One Palmer Square Associates V,
L.L.C., its General Partner

By:	/s/ Kathleen K. Shoemaker
Name: Kathleen K. Shoemaker
Title: Managing Member

Address:
c/o Domain Associates, L.L.C.
One Palmer Square
Princeton, NJ 08542
Attn: Brian J. Dovey
Fax No.: (609) 683-9789

With a copy to:
Domain Associates, L.L.C.
One Palmer Square
Princeton, NJ 08542
Attn: Kathleen K. Schoemaker
Fax No.: (609) 683-9789

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

DP V ASSOCIATES, L.P.

By:	One Palmer Square Associates V,
L.L.C., its General Partner

By:	/s/ Kathleen K. Shoemaker
Name: Kathleen K. Shoemaker
Title: Managing Member

Address:
c/o Domain Associates, L.L.C.
One Palmer Square
Princeton, NJ 08542
Attn: Brian J. Dovey
Fax No.: (609) 683-9789

With a copy to:
Domain Associates, L.L.C.
One Palmer Square
Princeton, NJ 08542
Attn: Kathleen K. Schoemaker
Fax No.: (609) 683-9789

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP

By:	/s/ Illegible
Name:
Attorney-in-Fact

Address: Perseus-Soros Biopharmaceutical Fund, L.P.
888 Seventh Avenue, 29th Floor,
New York, NY 10106
Attention: Dr. Andrew Schiff
Fax No.: (212) 651-6379

with a copy to:
Perseus-Soros Biopharmaceutical Fund, L.P.
c/o Soros Fund Management LLC
888 Seventh Avenue, 31st Floor
New York, NY 10106
Attention: Richard D. Holahan, Jr., Esq.
Fax No.: (212) 376-1879

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Bruce A. Gutenplan, Esq.
Fax No.: (212) 757-3990

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

HALE FAMILY TRUST UTD 2/10/86

By:	/s/ David F. Hale, Trustee
David F. Hale, Trustee

Address: P.O. Box 8925
17079 Circa del Sur
Rancho Santa Fe, CA 92067
Fax No.: (760) 431-7917

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

JAFFE INVESTMENT GROUP, LLC

By:	/s/ Richard Jaffe
Richard Jaffe

Address: 550 West “C” Street, Suite 1700
San Diego, CA 92101
Fax No.: (619) 282-7707

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

STEPHENS, INC. CUSTODIAN OF THE JAMES C. GILSTRAP IRA

By:	/s/ James Gilstrap
James Gilstrap

Address: 5067 Shore Drive
Carlsbad, CA 92008
Fax No.: (760) 431-2424

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

/s/ Mark Rubin
Mark G. Rubin

Address: 153 South Lasky Drive # 1
Beverly Hills, CA 90212
Fax No.: (310) 556-0011

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

BRIGHT FAMILY TRUST

By:	/s/ Rex Bright, Trustee
Rex Bright, Trustee

Address: c/o SkinMedica, Inc.
5909 Sea Lion Place, Suite H
Carlsbad, CA 92008
Fax No.: (760) 268-0979

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

ST PAUL VENTURE CAPITAL VI, LLC

By: SPVC Management VI, LLC,
it’s Managing Member

By:	/s/ Michael B. Gorman
Name: Michael B. Gorman
It’s: Managing Director

Address: 10400 Viking Drive
Suite 550
Eden Prairie, MN 55344
Fax No: (952) 995-7475

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

WILLIAM A. ROPER, JR. and MELANIE A. ROPER TRUST UTD 10/18/01

By:	/s/ William A. Roper, Jr., Trustee
William A. Roper, Jr., Trustee

Address: c/o SAIC
1200 Prospect Street, Suite 400
M/S L-3-B
La Jolla, CA 92037
Fax No.: (858) 826-2222

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

WINDAMERE III, LLC

By:	/s/ Scott L. Glenn
Scott L. Glenn,
Managing Member

Address: c/o Windamere Venture Partners
6402 Cardeno Drive
La Jolla, CA 92037
Fax No.: (858) 456-2295

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

/s/ Cam L. Garner
Cam L. Garner

Address: 5949 Greensview Court
Rancho Santa Fe, CA 92067
Fax No.: (858) 756-9518

GARNER FAMILY TRUST UTD 10/21/87 AS RESTATED 8/9/01

By:	/s/ Cam L. Garner, Trustee
Cam L. Garner,
Trustee

Address: 5949 Greensview Court
Rancho Santa Fe, CA 92067
Fax No.: (858) 756-9518

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

UBS PAINEWEBBER CDN FBO N. SCOTT MACBEAN

By:	/s/ N. Scott MacBean
N. Scott MacBean

Address: 1314 Pine Road
Rosemont, PA 19101-1635
Fax No.: (610) 275-5122

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

/s/ Scott N. Wolfe
Scott N. Wolfe

Address: c/o Latham & Watkins LLP
12636 High Bluff Drive, Suite 300
San Diego, CA 92130-2071
Fax No.: (858) 523-5450

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

/s/ Cheston J. Larson
Cheston J. Larson

Address: c/o Latham & Watkins LLP
12636 High Bluff Drive, Suite 300
San Diego, CA 92130-2071
Fax No.: (858) 523-5450

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

/s/ Randall K. Simpson
Randall K. Simpson

Address: 13997 Pequot Drive
Poway, CA 92064
Fax No.: (760) 517-3200

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

GLEICHER FAMILY TRUST UTD 08/30/93

By:	/s/ Alan A. Gleicher, Trustee
Alan A Gleicher, Trustee

By:	/s/ Marleigh S. Gleicher, Trustee
Marleigh S. Gleicher, Trustee

Address: 1665 El Camino Del Teatro
La Jolla, CA 92037
Fax No.: (858) 454-1953

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

/s/ R.L. Graham
R. L. Graham

Address: 939 Coast Blvd. #17G
La Jolla, CA 92037
Fax No.: (858) 459-3544

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

WARING FAMILY TRUST UTD SEPTEMBER 26, 1988

By:	/s/ James T. Waring, Trustee
James T. Waring, Trustee

By:	/s/ Kathy P. Waring, Trustee
Kathy P. Waring, Trustee

Address: 550 West “B” Street, Suite 400
San Diego, CA 92101
Fax No.: (619) 557-4390

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

/s/ Arnold W. Klein
Arnold W. Klein

Address: 435 North Roxbury Drive
Suite 204
Beverly Hills, CA 90210
Fax No.: (310) 275-2154

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

/s/ Roy Geronemus
Roy Geronemus

Address: 317 E. 34th Street
New York, NY 10016
Fax No.: (212) 686-3802

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

HEALTHCARE VENTURES VII, L.P.

By:	Healthcare Partners VII, L.P.

	By:	/s/ Jeffrey B. Steinberg
		Name:	Jeffrey B. Steinberg
		Title:	Administrative Partner

Address:
c/o HealthCare Ventures
55 Cambridge Parkway #301
Cambridge, MA 02142
Fax No.: (617) 252-4342

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

MONTREUX EQUITY PARTNERS III SBIC, LP

By:	Montreux Equity Management III SBIC, LLC, its General Partner

	By:	/s/ Daniel K. Turner III
		Name:	Daniel K. Turner III
		Title:	Managing Member

Address:
c/o Montreux Equity Partners
3000 Sand Hill Road; Building 1; Suite 260
Menlo Park, CA 94025
Fax No.: (650) 234-1250

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

MONTREUX EQUITY PARTNERS II SBIC, LP

By:	Montreux Equity Management II SBIC, LLC, its General Partner

	By:	/s/ Daniel K. Turner III
		Name:	Daniel K. Turner III
		Title:	Managing Member

Address:
c/o Montreux Equity Partners
3000 Sand Hill Road; Building 1; Suite 260
Menlo Park, CA 94025
Fax No.: (650) 234-1250

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

HARD Z PARTNERS – VENTURE II

By:	/s/ Jack Wade
	Name:	Jack Wade
	Title:	General Partner

Address:
6893 Via Valverde
La Jolla, CA 92037
Fax No: (858) 459-7731

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

MORRIS ENTERPRISES

By:	/s/ Lane Morris
	Name:	Lane Morris
	Title:	President

Address:
7270 Via Mariposa Sur
Bonsall, CA 92003
Fax No: (760) 806-6667

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

DRD FAMILY PARTNERSHIP, LP

By:	/s/ Rod Dammeyer
	Name:	Rod Dammeyer
	Title:	General Partner

Address:
c/o CAC Investments
4350 La Jolla Village Drive;
Suite 980
San Diego, CA 92122
Fax: (858) 452-2784

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

CAC, LLC

By:	/s/ Rod Dammeyer
	Name:	Rod Dammeyer
	Title:	President

Address:
c/o CAC Investments
4350 La Jolla Village Drive;
Suite 980
San Diego, CA 92122
Fax: (858) 452-2784

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

FOG CITY FUND, LLC

By:	Fog City Management, LLC
Its:	Managing Member

/s/ Nancy S. Olson
By:	Nancy S. Olson
Its:	Managing Member

Address:
c/o Fog City Fund
2100 Green Street, Suite 102
San Francisco, CA 94123
Fax No: (415) 885-1153

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTORS:

BIO 21 VENTURE CAPITAL CORPORATION

By:	Chih-Lung Shen
	Name:	Chih-Lung Shen
	Title:	President

Address:
Michael Huang/Kelvin Chen
Cheng Xin Venture Capital Corporation
5th Floor, NO 143, Section 2 Min-Sheng East Road
Taipai, ROC, Taiwan
Fax No: (886) 2-2500-6908

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

SCHEDULE A

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS

INVESTOR	Series A Preferred Shares	Series B Preferred Shares	Series B Warrants	Series C Preferred Shares	Series D Preferred Shares	Series D Warrants	Series E Preferred Shares
EUCLIDSR PARTNERS							1,428,571
EUCLIDSR BIOTECHNOLOGY PARTNERS, L.P.							612,245
PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP					7,531,381	502,342	612,245
HEALTHCARE VENTURES VII, L.P.					4,184,100	279,079	777,458
APAX EXCELSIOR VI, L.P.				2,913,808	2,323,954	262,241	532,187
APAX EXCELSIOR VI-A C.V.				238,015	189,833	21,420	43,472
APAX EXCELSIOR VI-B C.V.				158,562	126,464	14,270	28,960
PATRICOF PRIVATE INVESTMENT CLUB III, L.P.				99,571	79,414	8,961	18,186
DOMAIN PARTNERS V, L.P.		2,741,364		971,804	2,861,279	313,443	889,581
DP V ASSOCIATES, L.P.		64,758		22,957	67,591	7,404	21,014
MONTREUX EQUITY PARTNERS II SBIC, L.P.					557,689	37,197	215,893
MONTREUX EQUITY PARTNERS III SBIC, L.P.					697,541	46,525	274,772
CAC, LLC					523,013	34,884
DRD FAMILY PARTNERSHIP, LP					523,012	34,884
FOG CITY FUND, LLC					627,515	41,861	86,006
BIO21 VENTURE CAPITAL CORPORATION					418,410	27,907	158,517
WINDAMERE III, LLC	250,000	637,755	10,204
STEPHENS, INC. CDN OF THE JAMES C. GILSTRAP IRA		306,122		80,044	253,783	27,082	85,692
ROY GERONEMUS	75,000						9,635
ARNOLD W. KLEIN	75,000			19,611			12,154
MARK G. RUBIN	75,000				25,000	1,668	13,061
GARNER FAMILY TRUST UTD 10/21/87 AS RESTATED 8/9/01	205,000	260,204	10,204
WILLIAM A. ROPER, JR. AND MELANIE A. ROPER TRUST UTD 10/18/01	250,000	204,082	10,204	85,106
HALE FAMILY TRUST UTD 2/10/86	250,000	137,754	10,204	42,553	41,841	2,791
JAFFE INVESTMENT GROUP, LLC		102,040		26,681	31,883	6,309
R. L. GRAHAM		51,020		13,341
GLEICHER FAMILY TRUST UTD 8/30/93		25,510
JAMES T. WARING		17,858
WARING FAMILY TRUST U/T/D SEPTEMBER 26, 1988				4,669
REX BRIGHT				2,128
REX BRIGHT AND MARILYN BRIGHT, TRUSTEES OF THE BRIGHT FAMILY TRUST, DATED FEBRUARY 28, 2003		12,755			8,369	558	3,059

SCHEDULE A

SKINMEDICA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS

INVESTOR	Series A Preferred Shares	Series B Preferred Shares	Series B Warrants	Series C Preferred Shares	Series D Preferred Shares	Series D Warrants	Series E Preferred Shares
UBS PAINEWEBBER CDN FBO N. SCOTT MACBEAN		12,755	1,020
SCOTT N. WOLFE		2,552		668			414
CHESTON J. LARSON		2,552		667	837	55	528
RANDALL K. SIMPSON		2,552		667	1,674	111	643
ST. PAUL VENTURE CAPITAL VI, LLC					2,175,732	145,120	298,156
JOHN AND LESLIE HARRISON*	15,000
RAY AND LYNN FENTRESS*	15,000
W.H. GARNER JR. AND PAMELA G. GARNER*	15,000
ROBERT L. JONES*		10,204
SILICON VALLEY BANK**						125,523
HARD Z PARTNERS – VENTURE II					48,777	3,253
MORRIS ENTERPRISES					30,126	2,009

*	Deemed to be an Investor except with respect to Sections 4 and 5 of the Agreement.
**	Deemed to be an Investor solely for purposes of Section 3.2 of the Agreement.